Exhibit 99

Press Contacts:
Media Relations:

Blanc & Otus Public Relations for ECOtality

Lisa Goodwin

lgoodwin@blancandotus.com

(415) 856-5113

Investor Relations:

Alliance Advisors for ECOtality

Thomas Walsh

twalsh@allianceadvisors.net

(212) 398-3486

ECOtality, Inc. to Acquire Innergy Power Corporation

Acquisition expands ECOtality’s footprint in the energy storage and applications market

SCOTTSDALE, Ariz. — September XX, 2007 — ECOtality, Inc. (OTC BB: ETLY), a technology innovator that addresses the global energy challenge by developing and commercializing eco-friendly technologies, announced today the execution of a definitive agreement to purchase the assets of Innergy Power Corporation. Innergy Power is a leader in the design and manufacture of thin sealed rechargeable lead batteries and high quality flat-panel multi-crystalline solar modules. ECOtality expects the acquisition to close in October  2007.

“The acquisition of Innergy helps ECOtality grow financially, technologically and strategically,” said Jonathan Read, president and chief executive officer, ECOtality. “Innergy provides us a profitable expansion platform for solar and energy storage solutions, as well as a low-cost manufacturing facility in Mexico. From the outset, ECOtality has sought to become a diversified renewable energy company committed to green, electro-centric technologies by expanding our portfolio with synergistic companies that compliment our core technology, Hydrality™. The acquisition of Innergy is a strong step to fulfilling these objectives.”

As the only North American manufacturer of both renewable energy solar modules and rechargeable batteries, Innergy Power’s solar photovoltaic (PV) product line addresses the burgeoning worldwide demand for solar energy products and off-grid power. Innergy Power’s fiberglass reinforced panel (FRP) solar modules are designed to meet a broad range of applications for emergency preparedness and recreation, where quality, durability, rugged construction and light weight are important in the outdoor environment. Applications include logistics tracking, asset management systems, off-grid lighting, mobile communications, mobile computing, recreational vehicles, signaling devices and surveillance cameras.

“Our lives are increasingly dependent on electricity. Yet the only practical means to address the world’s growing appetite is by developing and delivering clean technologies that allow for the conversion of renewable energy sources to electricity,” said Read. “Innergy Power’s products enable users to create, store and use “clean” electricity, anywhere while on-the-go.”

Founded in 1989, Innergy Power Corporation is based in San Diego, Calif. with a manufacturing facility in Tijuana, Mexico. The facility will also provide additional manufacturing capabilities for fuel cell products for ECOtality’s Fuel Cell Store that the Company acquired in June 2007. Innergy Power employs 31 people; ECOtality will retain the Innergy Powers management team and all its staff after the purchase.

The transaction is subject to regulatory approval and other customary closing conditions contained in the definitive purchase and sale agreement.

About ECOtality, Inc.

ECOtality, Inc. (OTC BB: ETLY), headquartered in Scottsdale, Ariz., is a technology innovator that leverages global R&D resources to develop and commercialize renewable energy technologies and applications specifically aimed at addressing today’s global energy challenges. Through strategic partnerships, ECOtality applies scientific knowledge and creates green energy technologies.

ECOtality is focused on bringing innovative eco-friendly concepts to practical commercialization through the acquisition, partnership and development of early- to mid- stage renewable energy technologies. With strategic partnerships and an aggressive developmental model, the company strives to accelerate the market applicability of clean technologies and related applications to become accepted alternatives to carbon-based fuel technologies. For more information about ECOtality, Inc. please visit www.ecotality.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.